Exhibit 99.1

FARO RECEIVES NASDAQ NOTIFICATION REGARDING LATE
FILING OF YEAR-END 2005 ANNUAL REPORT ON FORM 10–K

LAKE MARY, FL — March 24, 2006 — FARO Technologies, Inc. (NASDAQ:FARO) announced today that, as expected, it has received from Nasdaq a Staff Determination indicating that the Company is not in compliance with the filing requirements for continued listing set forth in Nasdaq’s Marketplace Rule 4310(c)(14) because it has not timely filed its Annual Report on Form 10–K for its fiscal year ended December 31, 2005, and that the Company’s common stock is, therefore, subject to delisting from the Nasdaq National Market. The Company’s failure to file its Annual Report on Form 10-K by March 15, 2006 triggered Nasdaq’s notice, and such notice was not caused by any other circumstance.

The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination and request the continued listing of the Company’s common stock on the Nasdaq National Market while the Company completes the work necessary to regain compliance with Marketplace Rule 4310(c)(14). However, the Company cannot provide any assurance that the Nasdaq Listing Qualifications Panel will grant its request for the continued listing of its common stock. The Company’s common stock will continue to be traded on the Nasdaq National Market pending a decision by the Nasdaq Listing Qualifications Panel.  A hearing before the Nasdaq Listing Qualifications Panel would be rendered moot if, prior to such hearing, the Company complies with Marketplace rule 4310(c)(14) by filing its Annual Report on Form 10-K.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

•	The inability for the Company to file the Company’s Annual Report on Form 10-K, either before or after the Company’s hearing before the Nasdaq Listing Qualifications Panel;

•	The grant by the Nasdaq Listing Qualifications Panel of the Company’s request for the continued listing of its common stock; and

•	The other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With more than 9,100 installations and 4,100 customers globally, FARO Technologies, Inc. and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company’s products allow manufacturers to perform 3-D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO’s worldwide customer base. Principal products include the FARO TrackArm; FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage- PLUS; Platinum, Digital Template, Titanium, Advantage FaroArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software.